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                                                                    Exhibit 1.01

                                                                  EXECUTION COPY

                           PORT ARTHUR FINANCE CORP.

                                 $255,000,000

                     12.50% Senior Secured Notes due 2009

              Unconditionally Guaranteed Jointly and Severally by

                        PORT ARTHUR COKER COMPANY L.P.
                          SABINE RIVER HOLDING CORP.
                          NECHES RIVER HOLDING CORP.

                              PURCHASE AGREEMENT
                              ------------------

                                                                 August 10, 1999

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Deutsche Bank Securities Inc.
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

     1. Introductory. Port Arthur Finance Corp., a Delaware corporation (the "Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC"), Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (together, the "Initial Purchasers") an aggregate of $255,000,000 principal amount of its 12.50% Senior Secured Notes due 2009 (the "Notes"), unconditionally and irrevocably guaranteed (the "Guarantee, and together with the Notes, the "Offered Securities") jointly and severally by Port Arthur Coker Company L.P., a Delaware limited partnership (the "Partnership"), Sabine River Holding Corp., a Delaware corporation and general partner of the Partnership (the "General Partner") and Neches River Holding Corp., a Delaware corporation and limited partner of the Partnership (the "Limited Partner" and, together with the General Partner, the "Partners"). The Offered Securities will be issued under an indenture (the "Indenture"), to be
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dated as of the Closing Date (as defined below), among the Issuer, the
Partnership, the Partners and HSBC Bank USA, as Indenture Trustee. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Common Security Agreement, to be dated as of the Closing Date, among the Issuer, the Partnership, the Partners, Winterthur International Insurance Company Limited, as Administrative Agent for the Oil Payment Insurers, Bankers Trust Company, as Collateral Trustee for the Secured Parties, Bankers Trust Company, as Administrative Agent for the Bank Senior Lenders, the Indenture Trustee and HSBC Bank USA, as Depositary Bank (the "Common Security Agreement"), whether expressly set forth therein or by reference to another document. The United States Securities Act of 1933, as amended, is referred herein to as the "Securities Act."

     The Initial Purchasers and the direct and indirect transferees of the Offered Securities will be entitled to the benefits of the registration rights agreement, in the form attached hereto as Exhibit M, dated as of the Closing Date (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Issuer, the Partnership and the Partners have agreed (i) to file a registration statement with the Securities and Exchange Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act or (ii) to file a shelf registration statement pursuant to Rule 415 of the Securities Act with the Securities and Exchange Commission. In addition, under certain circumstances set forth in the Registration Rights Agreement, the Issuer, the Partnership and the Partners have agreed to issue and deliver to the Initial Purchasers the Private Exchange Securities (as defined in the Registration Rights Agreement). The Offered Securities, Exchange Securities and Private Exchange Securities are referred to collectively as the "Securities".

     It is understood that all payments of principal, interest and premium, if any, on the Notes will be unconditionally guaranteed jointly and severally by the Partnership and the Partners (the "Guarantors"). In addition, it is also understood that, as an inducement for the Initial Purchasers to enter into this Agreement, and in consideration of the benefits expected to be received from the Initial Purchasers' purchase of the Offered Securities, (i) the Issuer, the Partnership, the Partners and Clark Refining Holdings are making certain representations, warranties and covenants under this Agreement and (ii) Clark Refining & Marketing is making certain representations and warranties as to the information set forth in the Offering Document under the headings "Management's Discussion and Analysis - Operations to Date," "Our Coker Project - Environmental Matters - Existing Conditions," "Principal Project Participants - Clark Refining & Marketing," all Clark Refining & Marketing Information incorporated or to be incorporated by reference into the Offering Document, "Annex A- Additional Information Regarding Clark Refining & Marketing" and "Existing Port Arthur Refinery and the Refinery Upgrade Project" in each case, insofar as such information relates to Clark Refining & Marketing (collectively, the "Clark Refining & Marketing Information") under a Letter Agreement dated the date hereof.

     Each of the Issuer, the Partnership, each Partner and Clark Refining Holdings Inc. hereby agrees with the Initial Purchasers as follows:

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     2.   Representations and Warranties of the Issuer, the Partnership, the
Partners and Clark Refining Holdings. Each of the Issuer, the Partnership, the Partners and Clark Refining Holdings, jointly and severally represents and warrants to, and agrees with, the Initial Purchasers that (except that Clark Refining Holdings makes no representation or warranty with respect to any information incorporated by reference pursuant to subparagraph (p) below):

          a. A preliminary offering circular, dated July 16, 1999, and an offering circular, dated August 10, 1999, relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Issuer and the Partnership. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, including all documents incorporated therein by reference, or annexed or attached thereto, together with any other document approved in writing after the date hereof by the Issuer or the Partnership for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document is true and correct in all material respects and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, the Offering Document based upon (i) written information furnished by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b), (ii) Clark Refining & Marketing Information (as defined in Section 1 above) or (iii) any information incorporated by reference pursuant to information furnished by and relating to Foster Wheeler USA, Foster Wheeler Corporation, P.M.I. Comercio International, S.A. de C.V., Air Products and Chemicals, Inc. and Occidental Petroleum Corporation specifically for use therein ("Selected Information"). To the best of the knowledge of each of the Issuer, the Partnership, the Partners and Clark Refining Holdings, the Selected Information is true and correct in all material respects and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements there, in light of the circumstances under which they were made.

          b. The Offered Securities have been duly authorized and, when delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer and the Guarantors, as the case may be, entitled to the benefits provided in the Indenture and, indirectly, the security provided in the Security Documents, and enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability related to or affecting creditors' rights and by general equity principles.

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          c.   The Exchange Securities and the Private Exchange Securities have been duly authorized by the Issuer and the Guarantors, as the case may be, and the Issuer and the Guarantors have all requisite corporate power and authority to execute, issue and deliver the Exchange Securities and the Private Exchange Securities, if any, and to incur and perform its obligations provided for therein. When issued in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Securities and the Private Exchange Securities, if any, as of the consummation of the Exchange Offer or the Private Exchange Offer, as the case may be, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer and the Guarantors, as the case may be, entitled to the benefits provided in the Indenture and, indirectly, the security provided in the Security Documents, and enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability related to or affecting creditors' rights and by general equity principles.

          d. The Indenture, the Registration Rights Agreement and each Security Document which will be in effect at or prior to the Closing Date have been duly authorized by each of the Issuer, the Partnership and the Partners party thereto, and, when executed and delivered by the Issuer, the Partnership and the Partners, as the case may be, will constitute its valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability related to or affecting creditors' rights and by general equity principles and, in the case of the Registration Rights Agreement only, consideration of public policy.

          e. The Offered Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Document.

          f. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation.

          g. All financial statements of the Partnership included in the Offering Document present fairly the financial position of the Partnership as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          h. No securities of the Issuer, the Partnership or the Partners of the same class (within the meaning of Rule 144A(d)(3) under the Securities
     Act) as any of the Securities are listed on any national securities exchange registered under Section 6 of the

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     United States Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

          i. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 4 of this Agreement, the offer and sale of the Offered Securities by the Issuer to the Initial Purchasers will be exempt from the registration requirement of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and prior to the effectiveness of the Exchange Offer or the Shelf Registration Statement it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          j. The issue and sale of the Offered Securities, the issuance and delivery of the Exchange Securities and the Private Exchange Securities, if any, the compliance by it with all of the provisions of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its constituent documents or any statute or any order, rule or regulation of any Governmental Authority. No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Authority is required for the issue and sale of the Securities, the issuance and delivery of Exchange Securities and Private Exchange Securities, if any, by the Issuer or the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except (A) the registration under the 1933 Act of the Securities, the Exchange Securities and the Private Exchange Securities, if any, in connection with the transactions contemplated by the Registration Rights Agreement and (B) such governmental authorizations as may be required under United States state securities or Blue Sky laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the account of the Initial Purchasers.

          k. None of the Issuer, the Partnership, the Partners nor any of their respective affiliates, nor any person acting on their behalf, (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Securities or any security of the same class or series as any of the Securities or (ii) has offered or will offer to sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuer, the

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     Partnership, the Partners, their respective affiliates and any Person acting on their behalf have complied and will comply with the offering restrictions requirement of Rule 902 of Regulation S. None of the Issuer, the Partnership nor the Partners has entered nor will enter into any contractual arrangement with respect to the distribution of the Securities or any securities of the same class or series as the Securities, except for this Agreement and the Registration Rights Agreement. Each of the Issuer, the Partnership and the Partners will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person of any Securities, or any substantially similar security issued by any of the Issuers, the Partnership or the Partners, within six months subsequent to the date on which the distribution of the Offered Securities has been completed (as notified by CSFBC), is made, except (i) in accordance with the Registration Rights Agreement or (ii) under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

          l. Deloitte & Touche LLP and Price Waterhouse Coopers LLP, which have certified certain financial statements of one or more of the Issuer, the Partnership, the Partners and Clark Refining & Marketing, whose reports appear in the Offering Document and which have delivered the initial letters referred to in Section 6(a), are independent public accountants within the meaning of the Securities Act.

          m. Prior to the date hereof, none of the Issuer, the Partnership, the General Partner, nor the Limited Partner has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of any of the Issuer, the Partnership, the General Partner, or the Limited Partner in connection with the sale, resale or exchange of the Securities;

          n. Purvin & Gertz, the Independent Engineer, has developed a base case financial model which is set forth in the report of the Independent Engineer included in the Offering Document as part of Appendix B (the "IE's Report") and based on certain assumptions and hypothetical events set forth in such report (the "Projections"). The Projections are based in part upon information supplied by the Partnership to the Independent Engineer, which information the Partnership believes is complete and correct in all material respects as of the date hereof, and which the Partnership believes provides a reasonable basis, in light of the assumptions included in the IE's Report, for the preparation of the Projections. The assumptions provided by the Partnership and included in the IE's Report for the purposes of making the Projections were and are (A) made in good faith (B) believed by the Partnership to be appropriate and reasonable and (C) consistent in all material respects with the Transaction Documents. The assumptions provided by the Partnership are disclosed in the IE's Report included in the Offering

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     Document to the extent material for purposes of consideration of the
     Projections taken as a whole. The Partnership believes that the Projections are reasonable in light of the assumptions made therein and are consistent in all material respects with the Transaction Documents.

          o. None of the Issuer, the Partnership, the General Partner nor the Limited Partner is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940; and none of the Issuer, the Partnership, the General Partner nor the Limited Partner is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

          p. Each of the representations and warranties made by the Issuer, the Partnership and the Partners in Article III of the Common Security Agreement (other than subparagraphs (j), (l) and (x)(iv) thereof) are hereby incorporated by reference in their entirety as if they were set out in this Agreement in full and are hereby made by each of the Issuer, the Partnership and the Partners, provided that in the event of any conflict between a representation and warranty incorporated by reference pursuant to this clause (p), on the one hand, and any representation and warranty made in clauses (a) through (o) of this Agreement, on the other hand, the representations and warranties made in this Agreement shall control.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally but not jointly, to purchase from the Issuer the Notes at a purchase price of 98.25% of the principal amount thereof plus accrued interest from August 19, 1999 to the Closing Date in accordance with the respective principal amounts of the Offered Securities set forth opposite the names of the Initial Purchasers in Schedule A hereto.

     The Issuer will deliver against payment of the purchase price the Offered Securities to be initially offered and sold by the Initial Purchasers in reliance on Regulation S in the form of one or more temporary global securities in definitive, fully registered form without interest coupons (the "Temporary Regulation S Global Securities"). The Temporary Regulation S Global Securities shall be registered in the name of the Depository Trust Company (the "U.S. Depository") or its nominee and deposited with the Indenture Trustee, at its Corporate Trust Office, as custodian for the U.S. Depository, duly executed by the Issuer and authenticated by the Indenture Trustee for credit to the respective accounts of beneficial owners of such global securities at Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, or Citibank, N.A. as operator and Cedelbank. On or after the termination of the

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relevant Distribution Compliance Period, interests in the Temporary Regulation S
Global Security will be exchangeable for corresponding interests in an unrestricted global Security, in definitive, fully registered form without interest coupons. As used herein, the term "Distribution Compliance Period," with respect to global Securities offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which the Securities of such series are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a notice to the Issuer and the Indenture Trustee provided by the Initial Purchaser(s), if any, of the offering of such Securities) and (ii) the date of the closing of such offering. Until the termination of the Distribution Compliance Period, interests in the Temporary Regulation S Global Securities may only be held by the U.S. Depository participants for Euroclear and Cedelbank.

          The Issuer will deliver against payment of the purchase price the Offered Securities to be purchased by each Initial Purchaser in reliance on Rule 144A under the Securities Act in the form of one or more global securities in definitive, fully-registered form without interest coupons (the "Restricted Global Security"). The Restricted Global Securities shall be registered in the name of the U.S. Depository or its nominee and deposited with the Indenture Trustee, at its Corporate Trust Office, as custodian for such U.S. Depository, duly executed on behalf of the Issuer and authenticated by the Indenture Trustee as hereinafter provided.

          Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by official check or checks or wire transfer to the Bond Proceeds Account drawn to the order of the Collateral Trustee at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 12:00 P.M. (New York time), on August 19, 1999 or at such other time and date not later than seven full business days thereafter as CSFBC and the Issuer may determine, such time being referred to herein as the "Closing Date," against delivery to the U.S. Depository or its designated custodian of
(i) the Regulation S Global Securities representing all of the offered Regulation S securities for the respective accounts of the U.S. Depository participants for Euroclear and Cedelbank and (ii) the Restricted Global Securities representing all of the 144A securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Sullivan & Cromwell at least 24 hours prior to the Closing Date.

     4.   Representations by the Initial Purchasers; Resale by Initial
Purchasers.

          a. Each Initial Purchaser severally represents and warrants that it is an "accredited investor" within the meaning of Regulation D of the Securities Act.

          b. Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States except in accordance with Regulation S or

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     pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold, and will offer and sell, the Offered Securities within the United States (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act. Accordingly, each Initial Purchaser severally agrees that, neither it nor its affiliates, nor any Persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all Persons acting on its or their behalf, have complied with and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of any sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S."

     Terms used in this subsection (b) have the meanings given to them in Regulation S.

          c. Each Initial Purchaser severally agrees that neither it nor any of its Affiliates has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Issuer.

          d. Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertisement, article, notice or other

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     communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          e. Each Initial Purchaser severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, any Offered Securities to any persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offering of Securities Regulation 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom, and
     (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5    Covenants of the Issuer, the Partnership and the Partners. Each of the
Issuer, the Partnership and the Partners, jointly and severally, agrees with the Initial Purchasers:

          a. To prepare the Offering Document in a form approved by the Initial Purchasers; to advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Document; and not to effect such amendment or supplement without CSFBC's prior written consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer, the Partnership or the Partners will promptly notify the Initial Purchasers of such event and will promptly prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

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     b.  To furnish to the Initial Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will promptly furnish or cause to be furnished to the Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer or the Partnership will pay the expenses of printing and distributing all such documents.

     c. To arrange for the qualification of the Offered Securities for sale, if requested by the Initial Purchasers, under the laws of such jurisdictions in the United States as CSFBC designates, and to maintain such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that none of the Issuer, the Partnership nor the Partners will be required to qualify as a foreign corporation or to subject itself to file a general consent to service of process in any such state.

     d. To use all of the proceeds received by the Issuer from the sale of the Offered Securities in the manner specified in the Offering Document under the caption "Use of Proceeds." The proceeds of the Offered Securities, which will be "on-lent" directly or indirectly by the Issuer to the Partnership, will not be used by the Partnership in violation of any applicable law or regulation, including Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     e. During the period of two years after the Closing Date to furnish to the Initial Purchasers copies of all materials furnished by it to holders of the Securities and any stock exchange on which any of the Securities are listed.

     f. During the period of two years after the Closing Date, upon the Initial Purchasers' request, to furnish to each of the Initial Purchasers and any holder of Securities a copy of the restrictions on transfer, if any, applicable to the Securities.

     g. During the period of two years after the Closing Date, not to permit any of its respective affiliates (as defined in Rule 144 under the Securities
Act) to, resell any of the Securities that have been reacquired by any of them.

     h. During the period of two years after the Closing Date, not to become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or to become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

     i. To pay all expenses (including VAT, if applicable) incidental to the performance if its obligations under this Agreement and the Indenture, including without limitation: (i) the fees and expenses of the Indenture Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Indenture, the Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale, exchange or delivery of the Securities; (iii) the fees and expenses of the Independent Consultant;
(iv) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC reasonably designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Securities; (vi) the reasonable fees and disbursements of New York and Texas counsel to the Initial Purchasers; and (vii) any expenses incurred in distributing the Offering Document (including any amendments and supplements thereto). In addition, it agrees to pay, or reimburse the Initial Purchasers (to the extent incurred by them) for, all travel expenses of the Initial Purchasers, the Issuer's, the Partnership's and the Partners' respective officers and employees and for any expenses of the Initial Purchasers, the Issuer, the Partnership and the Partners in connection with attending or hosting meetings with prospective purchasers of the Securities from the Initial Purchasers.

     j. Except as otherwise disclosed in the Offering Document and contemplated by the Common Security Agreement with respect to the other Senior Loan Agreements (including the incurrence of other Senior Debt), for a period of 90 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, it will not offer, sell, contract to sell, pledge, guarantee or otherwise dispose of, directly or indirectly, any other U.S. dollar-denominated debt securities. Furthermore, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     6. Conditions of the Obligation of the Initial Purchasers. The obligation of the Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of all the representations and warranties on the part of the Issuer, the Partnership and the Partners herein, to the accuracy of all of the statements of officers of the Issuer, the Partnership and the Partners (collectively, the "Relevant Parties") made in the certificates set forth below, to the performance by the Relevant Parties of their respective obligations under this Agreement and to the following additional conditions precedent:

          a. The Initial Purchasers shall have received letters, dated the date of this Agreement, of each of Deloitte & Touche LLP and Price Waterhouse Coopers LLP, substantially in the form set forth in Exhibit A, concerning the financial information of the Issuer, the Partnership, the Partners and Clark Refining & Marketing set forth in the Offering Document.

          b. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions as would, in the judgment of CSFBC, be likely to adversely prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer, the Partnership, the Partners or, on a consolidated basis, Clark Refining & Marketing, which, in the judgment of CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Issuer, the Partners or Clark Refining & Marketing by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any new public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer, the Partners or Clark Refining & Marketing (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
     (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, Inc.; (D) any general commercial banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States or is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          c. The Initial Purchasers shall have received opinions, dated the Closing Date, of general counsel for the Clark Entities, in the forms attached hereto as Exhibit B, with such changes as Sullivan & Cromwell shall reasonably request.

          d. The Initial Purchasers shall have received from Simpson Thacher & Bartlett, New York and Delaware counsel to the Issuer, the Partnership, the Partners, the Clark Entities and Blackstone, (i) opinions, dated the Closing Date, in the forms attached hereto as Exhibit C, with such changes that Sullivan & Cromwell shall reasonably request and (ii) a nonconsolidation opinion, dated the Closing Date, satisfactory in form and content to the Initial Purchasers.

          e. The Initial Purchasers shall have received from Sullivan & Cromwell, counsel to the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuer, the Partnership and the Partners shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          f. The Initial Purchasers shall have received the opinions of Mexican counsel to PMI and PEMEX, in the form attached hereto as Exhibit D.

          g. The Initial Purchasers shall have received the opinions of Curtis, Mallet-Prevost, Colt & Mosle LLP, U.S. counsel to PMI and Pemex, in the form attached hereto as Exhibit E.

          h. The Initial Purchasers shall have received the opinion of counsel to the EPC Contractor and the EPC Guarantor, in the form attached hereto as Exhibit F.

          i. The Initial Purchasers shall have received the opinions of Mayer Brown & Platt, Texas real estate counsel to the Issuer, the Partnership and the Partners in the form attached hereto as Exhibit G, with such changes as Sullivan & Cromwell shall reasonably request.

          j. The Initial Purchasers shall have received the opinion of Vinson & Elkins L.L.P., Texas environmental counsel to the Issuer, the Partnership and the Partners in the form attached hereto as Exhibit H.

          k. The Initial Purchasers shall have received the opinion of counsel to Occidental Petroleum, in the form attached hereto as Exhibit I.

          l. The Initial Purchasers shall have received the opinion of Barlow Lyde & Gilbert, English counsel to the Oil Payment Insurers Administrative Agent, in the form attached hereto as Exhibit J.

          m. The Initial Purchasers shall have received the opinion of counsel to the Hydrogen Supplier, in the form attached hereto as Exhibit K.

          n. The Initial Purchasers shall have received the opinion of W.S. Walker & Company, Cayman Islands counsel to Blackstone, in the form attached hereto as Exhibit L.

          o. The Initial Purchasers shall have received the opinion of Benckenstein & Oxford, special Texas counsel to the Issuer, the Partnership, the Limited Partner and the General Partner, in the form attached hereto as Exhibit M.

          p. The Initial Purchasers shall have received a certificate, dated the Closing Date, in a form acceptable to CSFBC, of the President or any Vice President and a principal financial or accounting officer of each of the Issuer, the Partnership, the General Partner and the Limited Partner, in which such persons, to the best of their knowledge after reasonable investigation, shall state that the applicable representations and warranties in this Agreement of the Issuer and the General Partner, respectively, are true and correct, that the Issuer and the General Partner, respectively, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer , the Partnership, the General Partner and the Limited Partner, respectively, except as set forth in, or contemplated by, the Offering Document or as described in such certificate.

          q. The Initial Purchasers shall have received a certificate, dated the Closing Date, in a form acceptable to CSFBC, of the President or any Vice President and a principal financial or accounting officer of Clark Refining & Marketing in which such persons, to the best of their knowledge and reasonable investigation, shall state that the representations and warranties of Clark Refining & Marketing set forth in the Letter Agreement are true and correct and that subsequent to the date of the most recent financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a material adverse change, in the condition (financial or other), business, properties or results of operations of Clark Refining & Marketing that has a Material Adverse Effect, except as set forth in, or contemplated by, the Offering Document or as described in such certificate.

          r. The Initial Purchasers shall have received letters, dated the Closing Date, of each of Deloitte & Touche LLP and Price Waterhouse Coopers LLP, which meet the requirements of paragraph (a) above, except that (i) the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this paragraph (r) and (ii) with respect to the letter from Deloitte & Touche, such letter shall provide comfort regarding Clark Refining & Marketing's quarterly report on form 10-Q for the quarter ended June 30, 1999, to be filed shortly after the date of this Agreement and prior to the Closing Date.

          s. The Initial Purchasers shall have received a letter of Purvin & Gertz, dated the Closing Date, addressed to the Initial Purchasers and in a form satisfactory to CSFBC, confirming that it is an independent consultant with respect to the Project and reaffirming, as of the Closing Date, the accuracy and completeness in all material respects of all statements made in its reports included in the Final Offering Document.

          t. Each of Moody's and S&P shall have delivered to the Partnership and the Initial Purchasers a final rating letter setting forth a rating with respect to the Offered Securities of at least "Ba3" and "BB," respectively.

          u. On or prior to the Closing Date, each of the Issuer, the Partnership and the Partners shall have furnished to the Initial Purchasers evidence reasonably satisfactory to the Initial Purchasers of the acceptance of the appointment of an agent for service of process referenced in Section 14.

          v. Each of the conditions precedent set forth in Section 9.01 of the Common Security Agreement shall have been fully satisfied.

The Partnership will furnish the Initial Purchasers with such conformed copies of such other opinions, certificates, letters and documents as the Initial Purchasers may reasonably request. CSFBC may in its sole discretion waive compliance with any conditions to its obligations under this Agreement, whether in respect of the Closing Date or otherwise.

     7.  Indemnification and Contribution.

          a. Each of the Partnership, the Issuer, the Partners and Clark Refining Holdings, jointly and severally, will indemnify and hold harmless the Initial Purchasers against any losses, claims, damages, liabilities (collectively, "Losses") to which any Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer, the Partnership, the Partners or Clark Refining Holdings contained in this Agreement (except that Clark Refining Holdings shall have no such indemnification obligation in respect of any representations and warranties incorporated by reference pursuant to subparagraph (p) of Section 2 hereof) or any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (including, for the purposes of clarity, the Selected Information), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such Loss as such expenses are incurred, provided, however, that neither the Issuer, the Partnership, the Partners nor Clark Refining Holdings will be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (i) Clark Refining & Marketing Information or (ii) written information furnished by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in paragraph (b) below provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Initial Purchaser that sold the Securities concerned to the person asserting any such Losses to the extent that such sale was an initial resale by such Initial Purchaser and any such Loss of such Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final Offering Document (exclusive of any material included therein but not attached thereto) if the Issuer had previously furnished copies thereof to such Initial Purchaser.

          b. Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Issuer, the Partnership, the Partners and Clark Refining Holdings against any Losses to which any of them may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of such Initial Purchaser contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, the Partnership, the Partners or Clark Refining Holdings by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer, the Partnership, the Partners or Clark Refining Holdings in connection with investigating or defending any such Loss as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the following information in the Offering Document: the third paragraph, the third sentence of the seventh paragraph and the tenth paragraph under the caption "Plan of Distribution."

          c. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) above, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          d. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in paragraph (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Partnership, the Partners and Clark Refining Holdings on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Partnership, the Partners and Clark Refining Holdings on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Partnership, the Partners and Clark Refining Holdings on the one hand and the Initial Purchasers on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Partnership, the Partners and Clark Refining Holdings on the one hand, or the Initial Purchasers on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this paragraph
     (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          e. The obligations of the Issuer, the Partnership, the Partners and Clark Refining Holdings under this Section shall be in addition to any liability that they may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the several obligations of the Initial Purchasers under this Section shall be in addition to any liability that the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer, the Partnership, the Partners and Clark Refining Holdings and to each Person, if any, who controls the Issuer, the Partnership, the Partners or Clark Refining Holdings within the meaning of the Securities Act or the Exchange Act.

     8. Default of Initial Purchasers. If any Initial Purchaser defaults in its several obligation to purchase Offered Securities under this Agreement and the aggregate principal amount of the Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the non-defaulting Initial Purchaser may make arrangements for the purchase of such Offered Securities by other Persons, including by any non-defaulting Initial Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated to purchase the Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase. If any Initial Purchaser so defaults and the aggregate principal amount of the Offered Securities with respect to which such default occurs exceeds 10% of the total principal amount of the Offered

Securities and arrangements for the purchase of such Offered Securities by the non-defaulting Initial Purchasers are not made within 36 hours after such default, then the Issuer, the Partnership and the Partners shall be entitled to a further period of 36 hours within which to procure another person satisfactory to the non-defaulting Initial Purchasers to purchase the Offered Securities under the terms contained herein. In the event that within seventy-two hours after such default, arrangements for the purchase of such Offered Securities by other persons are not made, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer or the Partnership, except as provided in Section 7. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing in this Section 8 will relieve a defaulting Initial Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Partnership, the Partners, Clark Refining Holdings and the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer, the Partnership, the Partners or Clark Refining Holdings or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Partnership shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer, the Partnership, the Partners, Clark Refining Holdings and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C),
(D) or (E) of Section 6(b)(ii), the Partnership will reimburse each Initial Purchaser not in default in its obligation to purchase the Offered Securities for all its out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and (i) if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to CSFBC at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Investment Banking Department -- Transactions Advisory Group, (ii) if sent to the Partnership, will be mailed, delivered or telegraphed and confirmed to it at 1801 S. Gulfway Drive, Office No. 36, Port Arthur, Texas 77640 (iii) if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at 1801 S. Gulfway Drive, Office No. 36, Port Arthur, Texas 77640, (iv) if sent to the General Partner will be mailed, delivered or telegraphed and confirmed to it at 1801 S. Gulfway Drive, Office No. 36, Port Arthur, Texas 77640, (v) if sent to the Limited Partner, will be mailed, delivered or telegraphed and confirmed to it at 1801 S. Gulfway Drive, Office No. 36, Port

Arthur, Texas 77640, and (vi) if sent to Clark Refining Holdings will be mailed, delivered or telegraphed and confirmed to it at 8182 Maryland Avenue, St. Louis, Missouri 63105.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling Persons referred to in Section 7, but only to the extent set forth in Section 7, and no other Person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) against the Issuer, the Partnership and the Partners as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     14. Jurisdiction. Each of the Issuer, the Partnership, the Partners and Clark Refining Holdings hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or related to this Agreement or the transactions contemplated hereby and thereby. Each of the Issuer, the Partnership, the Partners and Clark Refining Holdings irrevocably waives any claim, defense or objection that it is not subject to personal jurisdiction in a Federal or state court in the Borough of Manhattan in The City of New York or that venue for such suit is not properly laid in such court. Each of the Issuer, the Partnership, the Partners and Clark Refining Holdings will irrevocably appoint CT Corporation System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such entity, by the person seeing the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Issuer, the Partnership, the Partners and Clark Refining Holdings, respectively, in any such suit or proceeding. Each of the Issuer, the Partnership, the Partners and Clark Refining Holdings further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer, the Partnership, the Partners, Clark Refining Holdings and the Initial Purchasers in accordance with its terms.

                                   Very truly yours,

                                   PORT ARTHUR FINANCE CORP.,
                                   as Issuer


                                   By  /s/ Maura J. Clark
                                      ---------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                                Chief Financial Officer

                                   PORT ARTHUR COKER COMPANY L.P.
                                   By:  SABINE RIVER HOLDING CORP.,
                                        as Guarantor


                                   By  /s/ Maura J. Clark
                                      ---------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                                Chief Financial Officer


                                   SABINE RIVER HOLDING CORP.,
                                   as General Partner and Guarantor


                                   By  /s/ Maura J. Clark
                                      ---------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                                Chief Financial Officer

                                   NECHES RIVER HOLDING CORP.,
                                   As Limited Partner and Guarantor


                                   By  /s/ Maura J. Clark
                                      ---------------------
                                   Name: Maura J. Clark
                                   Title:  Executive Vice President and
                                            Chief Financial Officer


                                   Clark Refining Holdings, Inc.


                                   By  /s/ Maura J. Clark
                                      ---------------------
                                       Name: Maura J. Clark
                                       Title:  Executive Vice President and
                                                Chief Financial Officer
                                :

The foregoing Purchase Agreement
     is hereby confirmed and accepted as
     of the date first above written.

Credit Suisse First Boston Corporation

     By   /s/ Steven Greenwald
        --------------------------
          Name: Steven Greenwald
          Title:  Managing Director

Goldman, Sachs & Co.

     By  /s/ Goldman, Sachs & Co.
        --------------------------

Deutsche Bank Securities Inc.

     By  /s/ Paul McKeon
        --------------------------
         Name: Paul McKeon
         Title:  Managing Director

     By  /s/ Paul Brown
        --------------------------
         Name: Paul Brown
         Title:  Vice President

                                                                     SCHEDULE A

                                       Principal Amount of
                                      12.50% Senior Secured
                                         Notes due 2009
                                   ----------------------------
Credit Suisse First                      $178,500,000
  Boston Corporation

Goldman, Sachs & Co.                     $ 63,750,000

Deutsche Bank Securities Inc.            $ 12,750,000

  Total                                  $255,000,000

                                                                     Exhibit A-1

[LETTERHEAD OF DELOITTE TOUCHE APPEARS HERE]



August 10, 1999

The Board of Directors of
Port Arthur Finance Corp.
Sabine River Holding Corp. and
Neches River Holding Corp.
1801 S. Gulfway Drive
Office No. 36
Port Arthur, Texas 77640

The Board of Directors of
Clark Refining & Marketing, Inc. and
Clark Refining Holdings, Inc.
8182 Maryland Avenue
St.Louis, Missouri 63105

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Deutsche Banc Alex Brown
c/o Credit Suisse First Boston
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

We have audited the balance sheets of Port Arthur Finance Corp. (the "Issuer") and of Port Arthur Coker Company L.P., Sabine River Holding Corp., and Neches River Holding Corp. (the "Guarantors") as of August 5, 1999. The balance sheet of Port Arthur Coker Company L.P., the sole shareholder of the Issuer, is included in the Offering Circular of the Issuer, dated August 10, 1999, relating to the $225,000,000, 12.5% Senior Notes Due 2009 (the "Notes"). Our report with respect thereto is also included in that Offering Circular. The Offering Circular, dated August 10, 1999, is herein referred to as the Offering Circular. We have also audited the consolidated balance sheets of Clark Refining & Marketing, Inc. and Subsidiaries ("Clark") as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998, all included in Clark's annual report on Form 10-KA for the year ended

[LOGO APPEARS HERE]

December 31, 1998, and incorporated by reference in the Offering Circular; our report with respect thereto is also incorporated by reference in the Offering Circular.

This letter is being furnished in reliance upon your representation to us that:

a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the "Act").

b. In connection with the offering of the Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Circular:

1. We are independent certified public accountants with respect to the Issuer, the Guarantors and Clark under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

2. We have not audited any financial statements of the Issuer or the Guarantors as of any date or for any period subsequent to August 5, 1999; although we conducted audits as of August 5, 1999, the purpose (and therefore scope) of the audits was to enable us to express our opinion on the balance sheets as of August 5, 1999. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows of the Issuer or the Guarantors as of any date or for any period subsequent to August 5, 1999.

3. We have not audited any financial statements of Clark as of any date or for any period subsequent to December 31, 1998; although we conducted an audit for the year ended December 31, 1998, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements of Clark as of December 31, 1998, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of March 31, 1999, and the unaudited condensed consolidated statements of income, stockholders' equity, and cash flows for the three-month periods ended March 31, 1999 and 1998, included in Clark's quarterly report on Form 10-Q for the quarter ended March 31, 1999, incorporated by reference in the Offering Circular, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 1998.

4. For purposes of this letter we have read the 1999 minutes of meetings of the Board of Directors of the Issuer, the Guarantors and Clark as set forth in the minute books at August 5, 1999, officials of the Issuer, the Guarantors and Clark having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to August 5, 1999, as follows (our work did not extend to the period from August 5, 1999 to August 10, 1999, inclusive):

a. With respect to Clark for the three-month periods ended March 31, 1991 and 1998, we have:

     (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of March 31,1999, and unaudited condensed consolidated statements of income, stockholders' equity, and cash flows for the three-month periods ended March 31, 1999 and 1998, included in Clark's quarterly report on Form 10-Q for the quarter ended March 31, 1999, incorporated by reference in the Offering Circular.

     (ii) Inquired of certain officials of Clark who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(i) comply as to form in all material respects with generally accepted accounting principals.

b. With respect to Clark for the three and six month periods ended June 30, 1999, we have:

     (i) Read the unaudited capsule financial information as of and for the three and six month periods ended June 30, 1999 as set forth in the Recent Developments section of the Offering Circular.

     (ii) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of June 30, 1999, and unaudited condensed consolidated statements of income, stockholders' equity, and cash flows for the three and six month periods ended June 30, 1999 and 1998, such financial statements are incomplete as they omit certain disclosures.

     (iii) Inquired of certain officials of Clark who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with generally accepted accounting principals.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

     a. Any material modifications should be made to the Clark unaudited condensed consolidated financial statements described in 4a(i), incorporated in the Offering Circular by reference, for them to be in conformity with generally accepted accounting principles.

     b. Any material modifications should be made to the Clark unaudited condensed financial statements described in 4b(ii), not included in the Offering Circular, for them to be in conformity with generally accepted accounting principles.

6. Officials of Clark have advised us that no financial statements of Clark as of any date or for any period subsequent to June 30, 1999, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items for Clark after June 30, 1999, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of Clark who have responsibility for financial and accounting matters whether (a) at August 5, 1999, there was any change in the capital stock, increase in long term debt or any change in stockholders' equity of Clark as compared with amounts shown on the June 30, 1999, unaudited condensed consolidated balance sheet, or (b) for the period from July 1, 1999, to August 5, 1999, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues, in earnings (loss) from continuing operations before discontinued operations and extraordinary items or of net earnings (loss) of Clark. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Offering Circular discloses have occurred or may occur.

7. For purposes of this letter, we have also read the items identified by you on the attached copy of selected pages from the Offering Circular, Clark's December 31, 1998 10-KA filing, and Clark's March 31, 1999 10-Q filing and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. It should be understood that
     (1) we make no representations regarding Clark's determination and presentation of the non-GAAP measures of financial performance (EBITDA, EBITDA as adjusted), and (2) the non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.

     a. Compared the amount with (or recomputed from) Clark's audited consolidated financial statements (after rounding and/or reclassification, where applicable) and notes thereto, as of or for the period indicated, incorporated by reference in the Offering Circular and found them to be in agreement.

     b. Compared the amount with (or recomputed from) Clark's unaudited consolidated financial statements (after rounding and/or reclassification, where applicable), as of or for the period indicated, incorporated by reference in the Offering Circular and found them to be in agreement.

     c. Compared the amount with (or recomputed from) a schedule or report prepared by Clark and found them to be in agreement. We further checked such schedules or reports prepared by Clark and found that they were in agreement with, or properly derived from the general accounting records of Clark that are subject to Clark's internal controls.

     d. Compared the amount with (or computed from) audited balance sheet (after rounding, where applicable) and notes thereto of Port Arthur Coker Company, L.P., as of or for the period indicated, included in the Offering Circular and found them to be in agreement.

8. Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on the financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no representation regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the company in connection with the offering of the securities covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.

Yours truly,

Deloitte & Touche LLP

                                                                     Exhibit A-2

              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]





August 10, 1999



Clark Refining & Marketing, Inc.
8182 Maryland Avenue
St. Louis, Missouri 63105

and

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Deutsche Banc. Alex Brown
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629


As Initial Purchasers for Port Arthur Finance Corp. $255,000,000 Senior Secured Notes due 2009.

Dear Sirs and Madams:

We have audited the consolidated statements of operations, stockholder's equity and cash flows of Clark Refining & Marketing, Inc. and Subsidiaries (the "Company") for the year ended December 31, 1996, as incorporated by reference in the Offering Circular of Port Arthur Finance Corp. $255,000,000 Senior Secured Notes due 2009 (the "Securities"). Our report with respect thereto is incorporated by reference in the Offering Circular. This Offering Circular, dated August 10, 1999, is herein referred to as the "Offering Circular".

Clark Refining & Marketing, Inc. - 2                             August 10, 1999





This letter is being furnished in reliance upon your representation to us that:

a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the "Act").

b. In connection with the offering of Securities of Port Arthur Finance Corp., the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of the Securities were being registered pursuant to the Act.

In connection with the Offering Circular:

1. We are independent certified public accountants with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

2. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1996; although we have conducted an audit for the year ended December 31, 1996, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 1996 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or any period subsequent to December 31, 1996. We are not the Company's independent accountants for any period subsequent to December 31, 1996.

3. For purposes of this letter, we have also read the items identified by you on the attached copy of pages from the Offering Circular and copy of pages from the Company's Annual Report on Form 10-K, as amended by Amendment No. 1 thereto on Form 10-K/A for the fiscal year ended December 31, 1998 as incorporated by reference in the Offering Circular and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

Clark Refining & Marketing Inc. - 3                              August 10, 1999




     A. We compared the amounts to the corresponding amounts included in the Company's audited consolidated financial statements for the respective accounting period and found them to be in agreement after giving effect to aggregation or rounding. However, we make no comment with respect to reasons given to any causal relationships. The audited consolidated financial statements have been reclassified to reflect the Company's retail operations as discontinued.

     B. We compared the amounts to the consolidated financial statements prepared by the Company which were adjusted for the effects of reclassifying of the Company's retail operations as discontinued. We compared these consolidated financial statements to the audited consolidated financial statements and found them to be in agreement except to the extent that they reflect the reclassification the Company's retail operations as discontinued. After compensating for the effects of such reclassification, we found the consolidated financial statements prepared by the Company to be in agreement with the audited consolidated financial statements.

     C. We compared the amount to the corresponding amount included in or derived from the Company's accounting records (or recomputed the amount, if applicable based on such accounting records) and found it to be in agreement after giving effect to rounding. With respect to the refining and retail sales, operating income, operating expenses, costs of sales, net margins, and divisional general and administrative expenses, we make no comment regarding the appropriateness of the classification of expense categories, the allocation by location or the allocation between refining, retail, or pipelines. With respect to the classification of certain operating expenses or items as unusual, we make no comment regarding the completeness or appropriateness of the Company's determination of what constitutes unusual expenses or items. With respect to the Company's definition of operating cash flow, we make no comment regarding the appropriateness of the definition used by the Company. We also make no comment with respect to reasons given to any causal relationships.

4. Our audit of the financial statements for the period referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the

Clark Refining & Marketing, Inc. - 4                             August 10, 1999




     purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those items marked on the attached copies of pages of the Offering Circular or items incorporated by reference and, accordingly, we express no opinion thereon.

5. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 3. Also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and 1998 10-K/A and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

6. This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including, but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

jpt/ymf

       [Exhibits B through M not filed with this registration statement]

                                                                     EXHIBIT N

                         REGISTRATION RIGHTS AGREEMENT*


----------------

* This agreement filed as Exhibit 4.03 to the registration statement of which this exhibit is a part.